Exhibit 5
                                    ---------

                    MILLER, NASH, WIENER, HAGER & CARLSEN LLP
                                ATTORNEYS AT LAW
                            3500 U. S. BANCORP TOWER
                              111 S.W. FIFTH AVENUE
                           PORTLAND, OREGON 97204-3699
                            TELEPHONE (503) 224-5858
                            FACSIMILE (503) 224-0155

                                  May 27, 1998

Louisiana-Pacific Corporation
111 S.W. Fifth Avenue
Portland, Oregon  97204

          Subject: Registration Statement on Form S-8 Relating to 1997 Incentive Stock Award Plan

  Gentlemen:

         Reference is made to the Registration Statement on Form S-8 ("Registration Statement") to be filed by Louisiana-Pacific Corporation, a Delaware corporation ("Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 5,000,000 shares of the Company's Common Stock, $1 par value ("Shares"), to be issued under the Company's 1997 Incentive Stock Award Plan ("Plan"), together with options and other rights related thereto.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

         Based on the foregoing, it is our opinion that:

         1. The Plan has been duly adopted and approved by all necessary corporate action and when the options and other rights thereunder have been granted in accordance with the Plan, such options and other rights will have been legally issued.

         2. The 5,000,000 Shares issuable under the Plan have been duly authorized and reserved for issuance.

         3. When the Shares are issued and sold by the Company as provided in the Plan while the Registration Statement is effective, and when payment for the Shares to the extent and in the manner required by the Plan and not less than the par value thereof is received by the Company, the Shares will be legally issued, fully paid and nonassessable.

         We consent to the use of this opinion in the Registration Statement and in any amendments thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                              Very truly yours,


                              MILLER, NASH, WIENER, HAGER & CARLSEN LLP